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EXHIBIT 10.29

May 8, 2001

Joyce Keshmiry

RE:  HearMe Retention Program—PERSONAL and CONFIDENTIAL

    This letter includes all of the information in my memo of April 24, 2001 with one addition. We have added information granting you an extension to your option exercise period.

    You are critical to the Company's success. If you agree to remain with the Company and continue to meet performance expectations for the next six months, the Company agrees to the following:

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  We guarantee your salary through July 31, 2001.

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  We will give you a retention bonus of six (6) months pay. To earn this retention bonus you must:

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  Remain an employee until your services are no longer required; or

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  Remain an employee until the close of a sale of the Company.

      The retention bonus will be paid on the earliest to occur of:

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    The date at which HearMe no longer requires your services; or

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    The close of a sale of the company; or

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    October 31, 2001.

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  We will give you severance pay equal to two weeks of pay plus one week of pay for every year of service (minimum of three weeks pay) if you remain an employee through July 31, 2001, and until HearMe (or an acquiring company in the event of a sale) no longer requires your services.

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  We will forgive the full amount of your loan, including accrued interest, if you remain an employee until HearMe no longer requires your services or until the close of a sale of the Company.

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  You will be eligible for an extension of your exercise period for all vested options from the typical 90 days to one year following your termination of employment if you remain an employee until HearMe (or an acquiring company in the event of a sale) no longer requires your services.

    This plan is based on the premise that you stay with HearMe and perform at or above the expectation level for your position. If you terminate your employment with HearMe prior to the earliest to occur of October 31, 2001, or the close of a sale of the company, you will forfeit any remaining guaranteed salary, retention bonus, and severance pay.

    This retention program does not change the at-will nature of your employment relationship with HearMe. However, even in the event of a change of ownership, HearMe will honor the above-described terms.

Sincerely,

Rob Csongor
CEO

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EXHIBIT 10.29